UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2011

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction

of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina	28401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 5, 2011, Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Company”), completed its merger (the “Merger”) with Jaguar Merger Sub, Inc. (“Merger Sub”), a North Carolina corporation and indirect wholly-owned subsidiary of Jaguar Holding Company II (“Parent”), a Delaware corporation, as assignee of Jaguar Holding Company I, a Delaware corporation, as successor-in-interest of Jaguar Holdings, LLC (“Parent LLC”), a Delaware limited liability company that was formed by affiliates of TC Group, L.L.C. (d/b/a The Carlyle Group), which is sometimes referred to as Carlyle or The Carlyle Group, and affiliates of Hellman & Friedman LLC, which is sometimes referred to as Hellman & Friedman or H&F, pursuant to the Agreement and Plan of Merger, dated October 2, 2011, by and among the Company, Parent LLC, and Merger Sub (the “Merger Agreement”). As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent.

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified Nasdaq on December 5, 2011 that each outstanding share of common stock, par value $0.05 per share, of the Company (the “Common Stock”) was cancelled and automatically converted into the right to receive $33.25 per share in cash, without interest (other than excluded shares), and each stock option, restricted share and restricted stock unit outstanding was, except where excluded, exchanged for cash at a price equal to, in the case of options, $33.25 less the exercise price of the option and, in the case of restricted shares and restricted stock units, $33.25. The Company requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Common Stock on Nasdaq will be suspended after the closing of trading on December 5, 2011. Nasdaq will file the Form 25 with the SEC after the closing of trading on December 5, 2011.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 5, 2011, pursuant to the terms of the Merger Agreement, each share of outstanding common stock of the Company (other than shares owned by Parent, Merger Sub, the Company or their subsidiaries, and by stockholders who have perfected and not withdrawn a demand for appraisal rights) was cancelled and converted into the right to receive $33.25 per share in cash, without interest and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

On December 5, 2011, Parent consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and, as a result thereof, is an indirect wholly-owned subsidiary of Parent. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The aggregate purchase price paid for all equity securities of the Company was approximately $3.9 billion. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt securities, as well as by equity financing from Carlyle and H&F.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger on December 5, 2011, the Articles of Incorporation of the Company as in effect immediately prior to the effective time were amended to be in the form set forth in Exhibit A to the Merger Agreement, which became the Amended and Restated Articles of Incorporation of the Company. A copy of the Amended and Restated Articles of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company.

99.1	Press release dated December 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: December 5, 2011

/s/ Daniel G. Darazsdi
Daniel G. Darazsdi
Chief Financial Officer

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